EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts," and to the use of our Reports of Independent Registered Public Accounting Firm, dated May 12, 2006, on the consolidated financial statements and on the effectiveness of internal control over financial reporting, appearing in the Registration Statement on Form S-1 and related Prospectus of PainCare Holdings, Inc., for the purpose of the registration of shares of its common stock.